Exhibit 99.1

Tyler Technologies Reports Earnings For First Quarter 2016

Quarterly non-GAAP net income rises 46 percent as non-GAAP revenues grow 37 percent

PLANO, Texas – April 27, 2016 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights:

•	Total revenue was $179.3 million, up 32.8 percent from $135.0 million for the first quarter of 2015. Organic growth was 13.8 percent.

•	Recurring revenue from maintenance and subscriptions was $110.1 million, an increase of 33.3 percent compared to the first quarter of 2015, and comprised 61.4 percent of first quarter 2016 revenue.

•	Operating income was $28.0 million, an increase of 3.2 percent from $27.2 million for the first quarter of 2015.

•	Net income was $17.1 million, or $0.44 per diluted share, down 1.1 percent compared to $17.3 million, or $0.48 per diluted share, for the first quarter of 2015.

•	Cash flows from operations were $40.3 million, compared to negative $2.1 million for the first quarter of 2015.

•	Tyler repurchased 757,513 shares of its common stock during the first quarter for a total of approximately $94.5 million.

•	Non-GAAP total revenue was $185.0 million, up 37.1 percent from $135.0 million for the first quarter of 2015.

•	Non-GAAP operating income was $49.1 million, up 48.1 percent from $33.1 million for the first quarter of 2015.

•	Adjusted EBITDA was $52.3 million, up 48.1 percent compared to $35.3 million for the first quarter of 2015.

•	Non-GAAP net income was $31.3 million, or $0.81 per diluted share, up 46.5 percent compared to $21.3 million, or $0.59 per diluted share, for the first quarter of 2015.

•	Total backlog was $808.7 million, up 17.3 percent from $689.6 million at March 31, 2015. Software-related backlog (excluding appraisal services) was $763.3 million, an increase of 20.5 percent compared to $633.4 million at March 31, 2015.

“Our first quarter results provided a great start to 2016, with strong revenue, margin and cash-flow growth,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Subscription revenues grew 34.8 percent as our SaaS business continues to gain momentum. Our non-GAAP gross margin expanded by 290 basis points and our non-GAAP operating margin rose 200 basis points. We are pleased with the contribution to results from New World Systems Corporation, which we acquired in November 2015, and our current outlook for New World’s revenue and earnings contributions for the year remain unchanged. We are also pleased with our progress integrating New World’s operations and products.

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Tyler Technologies Reports Earnings

For First Quarter 2016

April 27, 2016

“Bookings in the first quarter were solid, growing 21 percent over last year’s first quarter, with particularly robust growth in subscription bookings. The broader market environment continues to be good and our new-business pipeline is very active.”

Guidance for 2016

As of April 27, 2016, Tyler Technologies is providing the following guidance for the full year 2016:

•	GAAP total revenues are expected to be in the range of $750 million to $765 million.

•	Non-GAAP total revenues are expected to be in the range of $765 million to $780 million.

•	GAAP diluted earnings per share are expected to be approximately $1.92 to $2.02.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.35 to $3.45.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $30 million to $31 million.

•	Fully diluted shares for the year are expected to be between 38.5 million and 39.5 million shares.

•	The GAAP effective tax rate is expected to be in the range of 38.0 percent to 39.5 percent. The non-GAAP effective tax rate is expected to be in the range of 35.5 percent to 37.0 percent. With the issuance of ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” on March 31, 2016, which will require us to recognize the income tax effects of stock option exercises in the income statement, both our GAAP and non-GAAP effective tax rates could differ substantially from this guidance. We are currently assessing the impact of adopting the new standard, and given the scope of the new standard, we are currently unable to provide a reasonable estimate regarding the financial impact. We expect to adopt this standard in mid- to late-2016.

•	Capital expenditures are expected to be between $37 million and $39 million, including approximately $18 million related to real estate. Total depreciation and amortization expense is expected to be between $50 million and $51 million, including approximately $36 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, April 28, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10084351. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on April 28, 2016.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 4, 2016. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10084351.

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Tyler Technologies Reports Earnings

For First Quarter 2016

April 27, 2016

The live webcast and archived replay can also be accessed at www.tylertech.com/investors.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 14,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals

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Tyler Technologies Reports Earnings

For First Quarter 2016

April 27, 2016

also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

16-27

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Software licenses and royalties	$16,850	$14,300
Subscriptions	34,089	25,288
Software services	42,430	30,804
Maintenance	76,032	57,348
Appraisal services	6,558	6,089
Hardware and other	3,334	1,137

Total revenues	179,293	134,966

Cost of revenues:
Software licenses and royalties	638	553
Acquired software	5,459	456
Software services, maintenance and subscriptions	85,270	65,377
Appraisal services	3,962	4,135
Hardware and other	1,846	566

Total cost of revenues	97,175	71,087

Gross profit	82,118	63,879

Selling, general and administrative expenses	40,759	28,545
Research and development expense	9,956	7,004
Amortization of customer and trade name intangibles	3,362	1,152

Operating income	28,041	27,178
Other (expense) income, net	(467)	181

Income before income taxes	27,574	27,359
Income tax provision	10,495	10,086

Net income	$17,079	$17,273

Earnings per common share:
Basic	$0.47	$0.51

Diluted	$0.44	$0.48

Weighted average common shares outstanding:
Basic	36,549	33,562
Diluted	38,557	35,895

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of non-GAAP total revenues
GAAP total revenues	$179,293	$134,966
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	5,584	—
Add: Amortization of acquired leases	111	—

Non-GAAP total revenues	$184,988	$134,966

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$82,118	$63,879
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	5,584	—
Add: Amortization of acquired leases	111	—
Add: Share-based compensation expense included in cost of revenues	1,317	701
Add: Amortization of acquired software	5,459	456

Non-GAAP gross profit	$94,589	$65,036

Non-GAAP gross margin	51.1%	48.2%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$28,041	$27,178
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	5,584	—
Add: Amortization of acquired leases	111	—
Add: Share-based compensation expense	6,480	4,258
Add: Employer portion of payroll tax related to employee stock transactions	18	76
Add: Amortization of acquired software	5,459	456
Add: Amortization of customer and trade name intangibles	3,362	1,152

Non-GAAP adjustments subtotal	$21,014	$5,942

Non-GAAP operating income	$49,055	$33,120

Non-GAAP operating margin	26.5%	24.5%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$17,079	$17,273
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	21,014	5,942
Less: Tax impact related to non-GAAP adjustments	(6,819)	(1,866)

Non-GAAP net income	$31,274	$21,349

Non-GAAP earnings per diluted share	$0.81	$0.59

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$1,317	$701
Selling, general and administrative expenses	5,163	3,557

Total share-based compensation expense	$6,480	$4,258

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$17,079	$17,273
Amortization of customer and trade name intangibles	3,362	1,152
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	8,814	2,561
Interest expense included in other expense, net	501	—
Income tax provision	10,495	10,086

EBITDA	$40,251	$31,072
Write-downs of acquisition-related deferred revenue	5,584	—
Share-based compensation expense	6,480	4,258

Adjusted EBITDA	$52,315	$35,330

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$35,341	$33,087
Accounts receivable, net	137,332	176,360
Current investments and other assets	41,065	37,688
Income tax receivable	11,798	21,080

Total current assets	225,536	268,215

Accounts receivable, long-term portion	3,098	2,777
Property and equipment, net	114,291	101,112

Other assets:
Goodwill	655,167	653,666
Other intangibles, net	286,475	295,378
Non-current investments and other assets	33,442	35,422

Total assets	$1,318,009	$1,356,570

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$39,576	$55,945
Deferred revenue	250,108	281,627

Total current liabilities	289,684	337,572

Revolving line of credit	140,000	66,000
Deferred revenue, long-term	4,561	3,115
Deferred income taxes	91,775	91,026
Shareholders’ equity	791,989	858,857

Total liabilities and shareholders’ equity	$1,318,009	$1,356,570

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$17,079	$17,273
Adjustments to reconcile net income to cash provided (used) by operations:
Depreciation and amortization	12,176	3,713
Share-based compensation expense	6,480	4,258
Excess tax benefit from exercise of share-based arrangements	(1,051)	(3,558)
Changes in operating assets and liabilities	5,586	(23,781)

Net cash provided (used) by operating activities	40,270	(2,095)

Cash flows from investing activities:
Purchase of marketable security investments	(6,410)	—
Proceeds from marketable security investments	3,025	—
Cost of acquisitions	(2,000)	(325)
Additions to property and equipment	(16,722)	(1,909)
Investment in Record Holdings Pty Limited	—	(15,000)
Increase in other	(49)	—

Net cash used by investing activities	(22,156)	(17,234)

Cash flows from financing activities:
Increase in net borrowings on revolving line of credit	74,000	—
Purchase of treasury shares	(93,930)	—
Proceeds from exercise of stock options	1,781	3,425
Contributions from employee stock purchase plan	1,238	900
Excess tax benefit from exercise of share-based arrangements	1,051	3,558

Net cash (used) provided by financing activities	(15,860)	7,883

Net increase (decrease) in cash and cash equivalents	2,254	(11,446)
Cash and cash equivalents at beginning of period	33,087	206,167

Cash and cash equivalents at end of period	$35,341	$194,721